EXHIBIT 10.6




                                    April 30, 2005


Chardan China Acquisition Corp. II
625 Broadway
Suite 1111
San Diego, California 92101

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

            Re:   Initial Public Offering

Gentlemen:

            SUJG, Inc. ("SUJG"), a stockholder of Chardan China Acquisition Corp. II ("Company"), in consideration of EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

            1. If the Company solicits approval of its stockholders of a Business Combination, SUJG will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

            2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), SUJG will vote all Insider Shares owned by it in favor of the Company's decision to liquidate. Each of SUJG and each officer, director or controlling person of SUJG (each a "Control Person") hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim either may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

            3.  Neither  SUJG,  any  Control  Person,  any family  member of any
Control Person, nor any affiliate ("Affiliate") of SUJG or any Control Person will submit to the Company for consideration, or vote for the approval of, any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company's stockholders from a financial perspective.

            4. Neither SUJG, any Control Person, any family member of any Control Person, nor any Affiliate of SUJG or any Control Person will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that SUJG (and each Control Person on behalf of SUJG) shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

            5. Neither SUJG, any Control Person, any family member of any Control Person, nor any Affiliate of SUJG or any Control Person will be entitled to receive or accept a finder's fee or any other compensation in the event SUJG, any Control Person, any family member of any Control Person or any Affiliate of SUJG or any Control Person originates a Business Combination.

            6. SUJG will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow
Agreement which the Company will enter into with SUJG and an escrow agent acceptable to the Company.

            7. SUJG's Questionnaire furnished to the Company and EBC and annexed as Exhibit A hereto is true and accurate in all respects. SUJG represents and warrants that:

            (a) no Control Person is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b) no Control Person has ever been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

            (c) no Control Person has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

            8. SUJG has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.


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            9.  As used  herein,  (i) a  "Business  Combination"  shall  mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

                                    SUJG, INC.
                                    ----------
                                    Print Name of Insider


                              By:   /s/
                                    -------------------------------
                                    Name:
                                    Title: